 As filed with the Securities and Exchange Commission on July 25, 2011
Registration No.______

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMCORE CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	22-2746503
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10420 Research Road SE
Albuquerque, New Mexico	87123
(Address of Principal Executive Offices)	(Zip Code)

EMCORE Corporation 2010 Equity Incentive Plan

EMCORE Corporation 2007 Directors’ Stock Award Plan

EMCORE Corporation 2000 Employee Stock Purchase Plan
(Full title of the plans)

Mark B. Weinswig
Chief Financial Officer
EMCORE Corporation
10420 Research Road SE
Albuquerque, New Mexico 87123
(Name and address of agent for service)

(505) 332-5000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)	Amount of registration fee(2)
Common Stock, no par value
2010 Equity Incentive Plan	3,000,000	$2.82		$8,460,000	$982.21
2007 Directors’ Stock Award Plan	N/A	N/A		$750,000	$87.08
2000 Employee Stock Purchase Plan	2,500,000	$2.40	(3)	$6,000,000	$696.60

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares that may be offered or issued to prevent dilution as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of computing the registration fee, based on the average of the high and low sales price on The NASDAQ Global Market on July 19, 2011.

(3)	The proposed maximum offering price per share of $2.40 was determined by discounting the offering price per share (as computed in note two above) by 15% in accordance with the terms of the ESPP.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

EXPLANATORY NOTE

Registration of Additional Shares under EMCORE Corporation 2010 Equity Incentive Plan

Pursuant to General Instruction E of Form S-8, the registrant, EMCORE Corporation (the “Registrant”), is filing this Registration Statement in order to register an additional 3,000,000 shares of the Registrant’s common stock, no par value per share (the “Common Stock”) issuable under the EMCORE Corporation 2010 Equity Incentive Plan, as amended and restated. These additional securities are of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2011 (File No. 333-171929), with respect to the issuance of 4,000,000 shares of Common Stock, which is hereby incorporated by reference.

Registration of Additional Shares under EMCORE Corporation 2007 Directors’ Stock Award Plan

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement in order to register additional shares of the Registrant’s Common Stock in an amount equal to $750,000 (valued as of the date of issue), issuable under the Registrant’s 2007 Directors’ Stock Award Plan, as the same may be amended or restated.  These additional securities are of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Commission on June 5, 2009 (File No. 333-159769), with respect to the issuance of Common Stock in an amount equal to $750,000, which is hereby incorporated by reference.

Registration of Additional Shares under EMCORE Corporation 2000 Employee Stock Purchase Plan

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement in order to register an additional 2,500,000 shares of the Registrant’s Common Stock issuable under the EMCORE Corporation 2000 Employee Stock Purchase Plan.  These additional securities are of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on May 18, 2000, March 10, 2006, and June 30, 2009 (File Nos. 333-37306 and 333-132318 and 333-160360, respectively), with respect to the issuance of an aggregate 4,500,000 shares of Common Stock, which are hereby incorporated by reference.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit No .	Exhibit Description
4.1	2010 Equity Incentive Plan (incorporated by reference to Appendix B of Registrant’s Proxy Statement filed on April 9, 2010).
4.2	2007 Directors’ Stock Award Plan (incorporated by reference to Exhibit 99.1 of Registrant’s Form S-8 filed on June 5, 2009).
4.3	2000 Employee Stock Purchase Plan (incorporated by reference to Appendix C of Registrant’s Proxy Statement filed on April 9, 2010).
4.4	Restated Certificate of Incorporation, dated April 4, 2008 (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on April 4, 2008).
4.5	Amended By-Laws, as amended through August 7, 2008 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 13, 2008).
5.1	Legal Opinion of Dillon, Bitar & Luther, L.L.C.*
23.1	Consent of Dillon, Bitar & Luther, L.L.C. (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*
23.2	Consent of KPMG LLP*
23.3	Consent of Deloitte & Touche LLP.*
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alhambra, State of California, on July 25, 2011.

EMCORE CORPORATION

By:	/s/ Mark B. Weinswig
Mark B. Weinswig
Chief Financial Officer

Each person whose signature appears below constitutes and appoints and hereby authorizes Hong Q. Hou, Ph.D. and Mark B. Weinswig, jointly and severally, such person’s true and lawful attorneys-in-fact, with full power of substitution or re-substitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on July 25, 2011.

Signature	Title
/s/ Thomas J. Russell, Ph.D	Chairman Emeritus
Thomas J. Russell, Ph.D
/s/ Reuben F. Richards, Jr.	Executive Chairman & Chairman of the Board
Reuben F. Richards, Jr.
/s/ Hong Q. Hou, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)
Hong Q. Hou, Ph.D
/s/ Mark B. Weinswig	Chief Financial Officer (Principal Financial and Accounting Officer)
Mark B. Weinswig
/s/ Charles T. Scott	Director
Charles T. Scott
/s/ John Gillen	Director
John Gillen
/s/ Robert L. Bogomolny	Lead Independent Director
Robert L. Bogomolny
/s/ Sherman McCorkle	Director
Sherman McCorkle
/s/ James A. Tegnelia	Director
James A. Tegnelia

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
4.1	2010 Equity Incentive Plan (incorporated by reference to Appendix B of Registrant’s Proxy Statement filed on April 9, 2010).
4.2	2007 Directors’ Stock Award Plan (incorporated by reference to Exhibit 99.1 of Registrant’s Form S-8 filed on June 5, 2009).
4.3	2000 Employee Stock Purchase Plan (incorporated by reference to Appendix C of Registrant’s Proxy Statement filed on April 9, 2010).
4.4	Restated Certificate of Incorporation, dated April 4, 2008 (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on April 4, 2008).
4.5	Amended By-Laws, as amended through August 7, 2008 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 13, 2008).
5.1	Legal Opinion of Dillon, Bitar & Luther, L.L.C.*
23.1	Consent of Dillon, Bitar & Luther, L.L.C. (included in its opinion filed as Exhibit 5.1 in this Registration Statement).*
23.2	Consent of KPMG LLP*
23.3	Consent of Deloitte & Touche LLP.*
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).*

* Filed herewith.